UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Calle Amanecer
San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	RSLS	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As a result of the outbreak of, and local, state and federal governmental responses to, the Covid-19 coronavirus pandemic, ReShape Lifesciences Inc. (the “Company”) is furnishing this Current Report on Form 8-K to obtain an extension to file its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), originally due on March 30, 2020. Specifically, the Company is relying on an order issued by the Securities and Exchange Commission (the “SEC”) on March 25, 2020 pursuant to Section 36 of the Securities Exchange Act of 1934, as amended (Release No. 34-88465) (the “Order”), regarding potential exemptions granted to public companies with respect to specified filing requirements, subject to the conditions contained in the Order. The Order allows a registrant up to an additional 45 days after the original due date of certain reports required to be filed with the SEC if the registrant’s ability to file such report timely is affected by circumstances related to COVID-19.

The Company’s operations and business have experienced disruptions due to the unprecedented conditions surrounding the covid-19 pandemic spreading throughout the United States and the world. These disruptions include, but are not limited to office closures, limited access to required information and the unavailability of key Company personnel required to prepare the Company’s financial statements for the year ended December 31, 2019 due to suggested and mandated, social quarantining and work from home orders.

As such, the Company will be relying on the Order and will be making used of the 45-day grace period provided by the Order to delay filing of its Annual Report. The Company plans to file its Annual Report by no later than May 14, 2020, 45 days after the original due date of its Annual Report.

The Company believes that the covid-19 pandemic may affect its business in several ways. In the upcoming Annual Report, the Company intends to update the Risk Factors to include the risks the Company can foresee associated with covid-19. Currently, the Company expects that the principal Risk Factors (to be included in the Annual Report) that will reflect potential effects and risks of the covid-19 pandemic include the following:

Our business is subject to risks arising from epidemic diseases, such as the recent global outbreak of the covid-19 coronavirus

The recent outbreak of the novel coronavirus, covid-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including covid-19 or other public health epidemics, poses the risk that we or our employees, contractors, suppliers, courier delivery services and other partners may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that covid-19 could have on our business, the covid-19 pandemic and mitigation measures have had and may continue to have an adverse impact on global economic conditions which could have adverse effect on our business and financial condition.

For instance, the continued spread of covid-19 and the measures taken by the governments of countries affected could disrupt the supply chain of material needed and could delay clinical activities resulting in delays of obtaining governmental approvals.

Also, it may hamper our efforts to provide our investors with timely information and comply with our filing obligations with the SEC.

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this report should be considered forward-looking statements. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and our subsequent filings with the SEC, including subsequent quarterly reports on Form 10-Q and current reports on Form 8-K are uncertain. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In addition, there is uncertainty about the spread of the covid-19 virus and the impact it may have on the Company’s operations and economic activity in general. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ thomas stankovich
Thomas Stankovich
Chief Financial Officer

Date: March 31, 2020